Exhibit 99.1

BAXTER ANNOUNCES STRATEGIC ACTIONS TO ENHANCE OPERATIONAL EFFECTIVENESS, ACCELERATE INNOVATION FOR PATIENTS AND DRIVE VALUE FOR SHAREHOLDERS
•Planning to spin off the Renal Care and Acute Therapies global business units into an independent, publicly traded company in the next 12-18 months
•Simplifying operating model and manufacturing footprint to drive strategic clarity, improve operational efficiencies and accelerate future growth
•Exploring strategic alternatives for BioPharma Solutions business to further enhance focus and improve capital structure
•Hosting investor call today at 7:30 a.m. CST

DEERFIELD, Ill., January 6, 2023 – Baxter International Inc. (NYSE:BAX), a leading global medtech company, today announced a comprehensive strategic roadmap to meaningfully enhance its operational effectiveness, drive toward improved long-term performance, accelerate innovation and create additional value for all stakeholders. These changes include the plan to spin off the company’s Renal Care and Acute Therapies global business units (GBUs) into an independent, publicly traded company; a simplified commercial and manufacturing footprint to enhance underlying business performance; and further portfolio actions to improve Baxter’s capital structure, including a review of strategic alternatives for the BioPharma Solutions (BPS) business.
“We are at a major inflection point in Baxter’s ongoing transformation journey,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “The healthcare landscape has never been more dynamic. Our learnings over the past year and beyond require a fundamental rethinking of our profile and operating model. These decisive actions are necessary to help deliver future performance and innovation at the levels we demand of ourselves in pursuit of our Mission to Save and Sustain Lives.”
Mr. Almeida continued, “We are confident that the strategic actions we are announcing today will help ensure that each of these entities, and the incredibly strong and dedicated group of colleagues that comprise them, are on the best possible trajectory moving forward. Realizing the full impact of these decisions will take time, but we believe they are essential to enhance our focus, fuel our innovative spirit, and, most crucially, deliver optimal results for the patients, clinicians, shareholders, and other stakeholder communities that depend on us.”

Creation of Standalone Kidney Care Company
Baxter’s Renal Care and Acute Therapies businesses are leaders in the global kidney care industry. As an independent, publicly traded company, the new kidney care business would carry forward Baxter’s nearly 70-year legacy as a pioneer and leader in kidney disease therapies. The new business would continue to serve as a trusted partner to providers and clinicians around the world, focusing on improving outcomes for the more than one million patients it serves annually in more than 70 countries.
The new kidney care company will benefit from its existing leading product portfolio, geographically diverse footprint, and extensive commercial operations, as well as from robust service capabilities that support its therapies delivered in the home, clinics, and intensive care unit (ICU). As a standalone entity with its own investment priorities and enhanced management focus, the new kidney care company will be better positioned to pursue growth opportunities and invest in innovation.
The business will operate in market segments totaling approximately $15 billion that collectively are estimated to grow between 3% to 4% on a compound annual basis over the next three years. The company will have leading positions in the businesses in which it operates, meaningful financial scale, and opportunities to expand margins in the near term and beyond. In 2021, sales for these businesses totaled approximately $5 billion globally.
New Operating Model to Simplify Baxter's Operations
Over the past several years, Baxter has executed many initiatives to strengthen its ability to deliver on its vision to transform healthcare. To better achieve these goals, the company is working to finalize a new operating model that it will begin to implement in parallel with its planning for the proposed spinoff of the Renal Care and Acute Therapies businesses.
Once the simplified model is finalized and implemented, Baxter is expected to be a more integrated and nimble organization that can respond to changes in the environment faster and more effectively, while enhancing its ability to advance innovation for its patients. This simplified structure should create a more resilient supply chain and greater alignment with the company’s manufacturing footprint, better positioning the organization to deliver against the operational and investment priorities of Baxter’s businesses. As part of this organizational redesign, the company expects to initiate a restructuring plan, including optimization of its manufacturing footprint. Baxter plans to provide additional detail on these efforts in the company’s fourth-quarter earnings conference call on Feb. 9, 2023.
After the completion of the reorganization and the proposed spinoff of the new kidney care company, Baxter’s market-leading businesses will continue to compete in large and growing segments, which total more than $100 billion in size and taken together are expected to grow approximately 3% on a compound annual basis over the next three years. On a pro forma basis, including Hillrom as if it were owned for the entire year, 2021 annual sales across these businesses (excluding Renal Care and Acute Therapies) were approximately $11 billion. Baxter will continue to be led by CEO Joe Almeida.
Strategic Alternatives for BioPharma Solutions (BPS) Business
Baxter is pursuing strategic alternatives for the BPS business, including a potential sale or other separation options. BPS is a provider of contract manufacturing services to the pharma and biotech industries with an established track record and strong reputation for quality. The business has continued opportunities for growth, but its business model and client focus have limited strategic alignment with the rest of Baxter’s portfolio. A potential sale of, or other strategic transaction involving, this business would help Baxter further streamline its focus while providing an opportunity for capital redeployment in accordance with its stated capital allocation priorities, including debt repayment.
Updated Strategic & Capital Allocation Focus
Following the proposed operating model redesign and spinoff, Baxter should emerge as a stronger hospital solutions and connected care company. As a more focused business, Baxter will be better positioned to make strategic investments to accelerate its vision, delivering differentiated value to all stakeholders with its unique combination of products, therapies and connected care platforms.
By increasing R&D investments in higher-growth and more strategic opportunities, Baxter will drive innovation to help accelerate sales growth, better serve patients and customers, and provide new opportunities for employees. The company will also have the opportunity to expand investments in marketing, sales, and business development, while optimizing its manufacturing network and systems to improve its margin profile and create value.

Transaction Details
The Baxter Board of Directors authorized the company to proceed with a plan to spin off the Renal Care and Acute Therapies businesses into an independent, publicly traded company through a distribution to Baxter shareholders of common stock of a newly formed entity holding assets and liabilities comprising the Renal Care and Acute Therapies businesses. Baxter intends for the spinoff to qualify as tax-free to Baxter and its shareholders for U.S. federal income tax purposes.
Baxter expects to complete the proposed spinoff in 12 to 18 months, subject to the satisfaction of customary conditions, including final approval from the Baxter Board of Directors, the filing and effectiveness of a registration statement on Form 10, receipt of an Internal Revenue Service (IRS) ruling or related tax opinions from counsel, satisfactory completion of financing arrangements, consultations with works councils and other employee representative bodies, and any necessary regulatory approvals.
Baxter will provide updates in due course as the proposed spinoff progresses, including detailed information on the spinoff and relevant financial information, which will be included in an exhibit to a registration statement on Form 10 to be filed with the Securities and Exchange Commission.
Baxter is targeting maintenance of an investment grade credit rating (including after giving effect to the proposed reorganization and spinoff). The proposed leadership, governance, capital structure, dividends and other matters for the new kidney care company will be announced at a later date.
There can be no guarantee that the spinoff, the simplified operating model, or the sale of, or other strategic transaction involving, the BPS business will be completed in the manner or over the timeframes described above, or at all.
Advisors
Perella Weinberg Partners LP and J.P. Morgan are serving as financial advisors to Baxter. Sullivan & Cromwell LLP is serving as legal advisor to Baxter.

Investor Call Details
Baxter plans to hold an investor call today, January 6, 2023, at 7:30 a.m. CST to discuss this announcement. The call will be hosted by Joe Almeida, Chief Executive Officer, and Jay Saccaro, Chief Financial Officer. The webcast can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measure
This press release includes the company’s unaudited 2021 pro forma net sales as if its acquisition of Hillrom and the proposed spinoff of its Renal Care and Acute Therapies businesses had occurred as of January 1, 2021. Pro forma net sales is a non-GAAP financial measure. It has been provided for illustrative purposes only and does not purport to represent what the company’s net sales would have been if the acquisition and proposed spinoff had occurred on January 1, 2021 and is not intended to project its net sales for any future period. Additionally, there is no guarantee that the proposed spinoff (which is subject to the satisfaction of customary conditions) will be completed. The following is a reconciliation of pro forma net sales to the corresponding GAAP measure, net sales, for the year ended December 31, 2021 (in millions):

Baxter net sales as reported	$12,784
Hillrom preacquisition net sales	2,790
Less: Renal Care and Acute Therapies net sales	(4,682)
Pro forma net sales	$10,892
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. This information should be considered in addition to, and not as a substitute for, information prepared in accordance with U.S. GAAP.

Forward-Looking Statements
This press release includes forward-looking statements concerning the company's financial results and business development, transformation and regulatory activities (including the proposed spinoff of the company’s Renal Care and Acute Therapies businesses, the simplified operating model and the potential sale or other strategic transaction involving the company’s BioPharma Solutions business). These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the ability to effect the transactions described above and to meet the conditions related thereto; potential uncertainty during the pendency of the transactions that could affect the company’s financial performance; the possibility that the transactions will not be completed within the anticipated time period or at all; the possibility that the transactions will not achieve their intended benefits; the possibility of disruption, including changes to existing business and employee relationships, disputes, litigation or unanticipated costs in connection with the transactions; uncertainty of the expected financial performance of the company or the new kidney care company following completion of the spinoff transaction; negative effects of the announcement or pendency of the transactions on the market price of the company's securities or on the financial performance of the company; evolving legal, regulatory and tax regimes; changes in general economic and/or industry specific conditions; actions by third parties, including government agencies; demand for and market acceptance of risks for new and existing products (including challenges with the company’s ability to accurately predict changing customer preferences, which has led to and may continue to lead to increased inventory levels); continuity, availability and pricing of acceptable raw materials and component parts (and the company’s ability to pass some or all of these costs on to its customers); inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, geopolitical crises, regulatory actions or otherwise); product development risks (including any delays in obtaining required regulatory approvals or failures to obtain such approvals or ones associated with evolving regulatory requirements); product quality or patient safety concerns (leading to product recalls, withdrawals, launch delays, warning letters, import bans, sanctions, seizures, litigation, or declining sales); the impact of global economic conditions (including the ongoing war in Ukraine, the related economic sanctions being imposed globally in response to the conflict, potential trade wars and global inflationary pressures) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the company and its employees, customers and suppliers, including foreign governments in countries in which the company operates; fluctuations in foreign exchange and interest rates; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program (including as a result of any ratings downgrade); accurate identification of and execution on business development, additional portfolio optimization and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical, Seprafilm Adhesion Barrier, specified OUS rights to Caelyx/Doxil, full U.S. and specific OUS rights to Transderm Scop, PerClot, Hillrom and certain rights to Zosyn in the U.S. and Canada); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at the company’s Ahmedabad facility; the outcome of pending or future litigation, including the opioid litigation and ethylene oxide litigation or other claims; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end-stage renal disease market and demand for the company’s peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the U.S. and potential taxes associated with the Base Erosion and Anti-Abuse Tax or the Build Back Better framework; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Caelyx, Doxil, PerClot, Seprafilm, and Zosyn are trademarks of Baxter International Inc. or its subsidiaries.
Transderm Scop is licensed to Baxter International Inc. or its subsidiaries.
Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Stacey Eisen, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

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